As filed with the Securities and Exchange Commission on June 14, 2024
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________________________

Curis, Inc.
(Exact Name of Registrant as Specified in Its Charter)
________________________________

Delaware	04-3505116
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

128 Spring Street, Building C – Suite 500 Lexington, MA	02421
(Address of Principal Executive Offices)	(Zip Code)

Fifth Amended and Restated 2010 Stock Incentive Plan
Amended and Restated 2010 Employee Stock Purchase Plan, as amended
Inducement Stock Option Award (April 1, 2024)

(Full Title of the Plan)
James E. Dentzer
President and Chief Executive Officer
128 Spring Street, Building C – Suite 500
Lexington, MA 02421
(Name and Address of Agent For Service)

(617) 503-6500
(Telephone Number, Including Area Code, of Agent For Service)
with a copy to:
Cynthia T. Mazareas, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street Boston, MA 02109
(617) 526-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Smaller reporting company	☒
Non-accelerated filer	☒	Accelerated filer	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.
The information required by Item 1 with respect to the Fifth Amended and Restated 2010 Stock Incentive Plan (the “Plan”), of Curis, Inc. (the “Registrant”) is omitted from this registration statement and included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.
The information required by Item 1 with respect to the Registrant’s Amended and Restated 2010 Employee Stock Purchase Plan, as amended (the “Amended and Restated 2010 Employee Stock Purchase Plan, as amended”), is omitted from this registration statement and included in documents sent or given to participants in the Amended and Restated 2010 Employee Stock Purchase Plan, as amended, pursuant to Rule 428(b)(1) of the Securities Act and the Note to Part I of Form S-8.
The information required by Item 1 with respect to the inducement stock option award granted on April 1, 2024 (the “Inducement Award”) is omitted from this registration statement and included in documents sent or given to the recipient of the Inducement Award pursuant to Rule 428(b)(1) of the Securities Act and the Note to Part I of Form S-8.
Item 2. Registrant Information and Employee Plan Annual Information.
The written statement required by Item 2 with respect to the Plan is omitted from this registration statement and included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act and the Note to Part I of Form S-8.
The written statement required by Item 2 with respect to the Amended and Restated 2010 Employee Stock Purchase Plan, as amended, is omitted from this registration statement and included in documents sent or given to participants in the Amended and Restated 2010 Employee Stock Purchase Plan, as amended, pursuant to Rule 428(b)(1) of the Securities Act and the Note to Part I of Form S-8.
The written statement required by Item 2 with respect to the Inducement Award is omitted from this registration statement and included in documents sent or given to the recipient of the Inducement Award pursuant to Rule 428(b)(1) of the Securities Act and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
This registration statement is being filed to register the offer and sale of an additional 942,100 shares of Common Stock, $0.01 par value per share, of the Registrant (the “Common Stock”) to be issued under the Plan. In accordance with General Instruction E to Form S-8, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” this registration statement incorporates by reference the contents of the registration statements on Form S-8 filed by the Registrant on June 22, 2010 (File No. 333-167675), September 10, 2013 (File No. 333-191074), August 12, 2015 (File No. 333-206323), December 14, 2018 (File No. 333-228811), December 13, 2019 (File No. 333-235499), December 4, 2020 (File No. 333-251144), and October 15, 2021 (File No. 333-260278) relating to the Plan.
In addition, this registration statement is being filed to register the offer and sale of an additional 400,000 shares of Common Stock to be issued under the Amended and Restated 2010 Employee Stock Purchase Plan, as amended. In accordance with General Instruction E to Form S-8, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” this registration statement incorporates by reference the contents of the registration statements on Form S-8 filed by the Registrant on June 22, 2010 (File No. 333-167675) and June 9, 2017 (File No. 333-218632), relating to the Amended and Restated 2010 Employee Stock Purchase Plan, as amended.
This registration statement is also being filed to register 8,550 shares of Common Stock issuable pursuant to the Inducement Award.
The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:
(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Commission on February 8, 2024, including the information specifically incorporated by reference into the Annual Report on Form 10-K from the Registrant’s definitive proxy statement for the 2024 Annual Meeting of Stockholders.
(b)The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, as filed with the Commission on May 7, 2024.
(c)The Registrant’s Current Reports on Form 8-K as filed with the Commission on May 14, 2024 (solely with respect to Item 8.01) and May 23, 2024.
(d)The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A as filed with the Commission on April 13, 2000, as the description therein has been updated and superseded by the description of the Registrant’s capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Commission on February 8, 2024, and including any amendments and reports filed for the purpose of updating such description.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Section 102(b)(7) of the DGCL provides, generally, that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation. No such provision may eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision became effective.
Article Sixth of the Registrant’s certificate of incorporation provides that no director shall be personally liable to the Registrant or any of its stockholders for any monetary damages for any breach of fiduciary duty as a director of the Registrant, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.
Article Eighth of the Registrant’s certificate of incorporation provides, in general, that the Registrant shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant), by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving or has agreed to serve, at the request of the Registrant, as a director, officer or trustee of, or in a similar capacity with, another corporation (including any partially or wholly owned subsidiary of the Registrant), partnership, joint venture, trust or other enterprise (including any employee benefit plan), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any such action, suit or proceeding to the maximum extent permitted by the DGCL. The foregoing right of indemnification is in no way exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise.
In addition to the indemnification provided by the Registrant’s certificate of incorporation and under the DGCL, the Registrant has entered into indemnification agreements with its executive officers and directors. The indemnification agreements provide that each such person:
•shall be indemnified by the Registrant against all expenses (including attorneys’ fees), judgments, fines, penalties, and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him or her by virtue of his or her position as an officer or director of the Registrant if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and
•shall be indemnified by the Registrant against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him or her by virtue of his or her position as an officer or director of the Registrant if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is fairly and reasonably entitled to indemnification of such expenses.
Notwithstanding the foregoing, to the extent that an officer or director has been successful, on the merits or otherwise, he or she is required to be indemnified by the Registrant against all expenses (including attorneys’ fees) incurred in connection with defending any proceeding to the extent that the Registrant does not assume the defense of such proceeding. Expenses shall be advanced to an officer or director, provided that he or she undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses.
Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. As a condition precedent to the right of indemnification, the officer or director must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.
The Registrant maintains a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

Number	Description

4.1	Restated Certificate of Incorporation of Curis, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 23, 2024).

4.2	Certificate of Designations of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-3, filed on August 10, 2001 (File No. 333-50906)).

4.3	Amended and Restated By-laws of Curis, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K, filed on March 13, 2023).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accountant

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1	Fifth Amended and Restated 2010 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on May 23, 2024).

99.2	Amended and Restated 2010 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on May 23, 2024).

99.3
Form of Nonstatutory Stock Option Agreement - Inducement Grant pursuant to Nasdaq Stock Market Rule 5635(c)(4) (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed on January 6, 2017 (File No. 333-215453)).

107	Filing Fee Table

Item 9. Undertakings.

1.The undersigned registrant hereby undertakes:
a.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.To include any prospectus required by Section 10(a)(3) of the Securities Act;
ii.To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
iii.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
b.That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
c.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2.The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Massachusetts, on June 14, 2024.

CURIS, INC.

By:	/s/ Diantha Duvall
Diantha Duvall
Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Curis, Inc., hereby severally constitute and appoint James E. Dentzer and Diantha Duvall and each of them singly, our true and lawful attorneys with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Curis, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James E. Dentzer	President, Chief Executive Officer and Director (Principal Executive Officer)	June 13, 2024
James E. Dentzer

/s/ Diantha Duvall	Chief Financial Officer (Principal Financial and Accounting Officer)	June 13, 2024
Diantha Duvall

/s/ Martyn D. Greenacre	Chairman of the Board of Directors	June 13, 2024
Martyn D. Greenacre

/s/ Anne Borgman	Director	June 13, 2024
Anne Borgman

/s/ John A. Hohneker	Director	June 13, 2024
John A. Hohneker

/s/ Kenneth I. Kaitin	Director	June 13, 2024
Kenneth I. Kaitin

/s/ Marc Rubin	Director	June 13, 2024
Marc Rubin